UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported):  September 21, 2010

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On September 21, 2010, Swift Energy Company and its wholly-owned subsidiary, Swift Energy Operating, LLC (collectively referred to herein as “Swift Energy” or the “Company”), entered into the Second Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, BNP Paribas and Wells Fargo Bank, N.A., as Co-Syndication Agents, Bank of Scotland plc and Société Générale, as Co-Documentation Agents, and the lenders party thereto (the “Credit Agreement”).  The Credit Agreement replaces the Company’s existing credit agreement in its entirety and provides for a revolving credit facility (the “Facility”) of up to $500 million, which may be increased up to $700 million by Swift Energy upon the satisfaction of certain requirements. The Facility’s initial borrowing base is set at $300 million. The Company intends, generally, to use the proceeds of the Facility to finance the exploration, development and/or acquisitions of oil and gas properties, and for any other corporate purpose not prohibited under the Credit Agreement.

The Credit Agreement also establishes Eurodollar Rate borrowing margins at escalating rates of between 200 and 300 basis points and the Alternative Base Rate borrowing margins at escalating rates of between 100 and 200 basis points.  The Commitment Fee associated with the unfunded portion of the borrowing base was set at 50 basis points.

This description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01.                      Other Events.

 On September 21, 2010, the Company issued a press release announcing a new $500 million revolving credit facility.  The press release is furnished and attached hereto as Exhibit 99.1

The information furnished pursuant to Item 8.01 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Cautionary Statements

The filing includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those express or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission (the “SEC”).  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K, for the year ended December 31, 2009, as filed with the SEC.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.01
Second Amended and Restated Credit Agreement dated September 21, 2010, among Swift Energy Company, Swift Operating, LLC, JPMorgan Chase Bank, N.A., as Administrative Agent, BNP Paribas and Wells Fargo Bank, N.A., as Co-Syndication Agents, Bank of Scotland plc and Société Générale, as Co-Documentation Agents, and the lenders party thereto.

99.1	Swift Energy Company press release dated September 21, 2010, announcing new $500 million revolving credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 24, 2010

Swift Energy Company
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President

EXHIBIT INDEX

Exhibit Number	Description

10.01
Second Amended and Restated Credit Agreement dated September 21, 2010, among Swift Energy Company, Swift Operating, LLC, JPMorgan Chase Bank, N.A., as Administrative Agent, BNP Paribas and Wells Fargo Bank, N.A., as Co-Syndication Agents, Bank of Scotland plc and Société Générale, as Co-Documentation Agents, and the lenders party thereto.

99.1	Swift Energy Company press release dated September 21, 2010, announcing new $500 million revolving credit facility.